Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-102383 on Form S-8 of our report dated June 28, 2010, appearing in this Annual Report on Form 11-K of Bank of Granite Employee’s Savings & Profit Sharing Plan and Trust for the year ended December 31, 2009.
/s/ Dixon Hughes PLLC

Dixon Hughes PLLC
Charlotte, North Carolina
June 28, 2010